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                                                                    EXHIBIT 10.6

                           INTERACTIVE KNOWLEDGE, INC.


                AMENDMENT TO FOUNDER'S STOCK PURCHASE AGREEMENTS

     This AMENDMENT TO FOUNDER'S STOCK PURCHASE AGREEMENTS ("Amendment"), entered into as of 17 May, 1999, amends those Founder's Stock Purchase Agreements ("Founder's Agreements") entered into by and between Interactive Knowledge, Inc. (the "Company") and each of the following: F. Clark Ellis, Henry Vellandi and Beverly Vellandi, joint tenants with rights of survivorship, and Timothy R. Schiewe and Lori Gulstrom Schiewe, joint tenants with rights of survivorship (each a "Purchaser" and collectively the "Purchasers"), all dated as of August 1, 1998.

     WHEREAS, the Company sold to Purchasers the Company's $.001 par value common stock ("Common Stock") pursuant to their respective Founder's Agreements;

     WHEREAS, pursuant to Section 3(a) of the Founder's Agreements, the Company has "an irrevocable, exclusive option for a period of 90 days (or such longer period of time mutually agreed to by Purchaser and the Company) from the date [of certain events] to repurchase some or all of the Unreleased Shares (as defined in Section 4) at such time at the original purchase price per share (the "Repurchase Price")";

     WHEREAS, the Company proposes to sell shares of its Series B Preferred Stock to certain investors ("Series B Investors") pursuant to the Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement") of even date herewith;

     WHEREAS, the Company previously sold shares of its Series A Preferred Stock to certain investors ("Series A Investors") pursuant to the Series A Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") dated as of August 1, 1998; and

         WHEREAS, in connection with the consummation of the sale of the Series B Preferred Stock and as a condition of entering into the Series B Purchase Agreement, the Company and the Purchasers desire to amend the Founder's Agreements to extend to the Series A and Series B Investors and to the Purchasers certain rights to purchase Unreleased Shares at the Repurchase Price.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Amendment and in the Series A Purchase Agreement and Series B Purchase Agreement, the parties mutually agree as follows:

1. Section 3(a) as it appears in each of the Founder's Agreements is amended in its entirety to read as follows:

     (a) In the event of any voluntary or involuntary termination of Purchaser's employment by or services to the Company for any or no reason (including death





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          or disability) before all of the Shares are released from the
          Company's repurchase option (the "Repurchase Option") (see Section 4), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of 90 days (or such longer period of time mutually agreed to by Purchaser and the Company) from such date to repurchase some or all of the Unreleased Shares (as defined in Section 4) at such time at the original purchase price per share (the "Repurchase Price"). To the extent the Company decides not to repurchase some or all of the Unreleased Shares pursuant to this Section 3(a), then the Purchasers, Pete Estler, Ralph Sorenson, the holders of the Series A Preferred Stock and the Series B Preferred Stock (as of the date of termination) shall have an option, for a period of 30 days from the date of the Company's decision not to purchase some or all of the Unreleased Shares under this Section 3(a) to purchase the remaining Unreleased Shares at the Repurchase Price. The right of the Purchasers, Pete Estler, Ralph Sorenson and the holders of the Series A Preferred Stock and the Series B Preferred Stock to purchase the Unreleased Shares at the Repurchase Price may be exercised pro-rata in accordance with the relative stock ownership of such persons who decide to purchase Unreleased Shares.

2. Section 3(d) as it appears in each of the Founder's Agreements is deleted in its entirety.

3. In all other respects, the Founder's Agreements remain in full force and effect.

4. This Agreement is intended to benefit the Purchasers, the Series A and Series B Holders, Pete Estler and Ralph Sorenson.

5. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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     In Witness Whereof, the parties hereto have executed this AMENDMENT TO
FOUNDER'S STOCK PURCHASE AGREEMENTS as of the date set forth in the first paragraph above.



COMPANY:                               PURCHASERS:

INTERACTIVE KNOWLEDGE, INC.

By: /s/ TIMOTHY R. SCHIEWE             By: /s/ TIMOTHY R. SCHIEWE
   ------------------------------         ------------------------------------
Name: Timothy R. Schiewe                  Timothy R. Schiewe and Lori
     ----------------------------         Gulstrom Schiewe, joint tenants with
Title: President and                      survivorship rights
      ---------------------------
       Chief Executive Officer
      ---------------------------

                                       By: /s/ HENRY VELLANDI
                                          ------------------------------------
                                          Henry Vellandi and Beverly
                                          Vellandi, joint tenants with
                                          survivorship rights



                                       By: /s/ F. CLARK ELLIS
                                          ---------------------------
                                          F. Clark Ellis




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